Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statements (Forms S-8 Nos. 333-170211, 333-179810, 333-186065, 333-193437, 333-201678, 333-209157, 333-215746, 333-222696, 333- 229368, 333-236061, 333-241687, 333-170211, 333-179810, 333-186065, 333-193437, 333-201678, 333-209157, 333-215746, 333-222696, 333-229368, 333-236061, and 333-251153) pertaining to the Pacific Biosciences of California, Inc. 2010 Equity Incentive Plan, the Pacific Biosciences of California, Inc. 2010 Employee Stock Purchase Plan, the Pacific Biosciences of California, Inc. 2010 Outside Director Equity Incentive Plan, the Pacific Biosciences of California, Inc. 2020 Equity Incentive Plan, and the Pacific Biosciences of California, Inc. 2020 Inducement Equity Incentive Plan, and

(2)	Registration Statements (Forms S-3 Nos. 333-239071 and 333-249999) and related Prospectuses of Pacific Biosciences of California, Inc.;

of our report dated February 26, 2021, with respect to the consolidated financial statements of Pacific Biosciences of California, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Redwood City, California

February 26, 2021